Exhibit 5




                                                   May 1, 1998



AquaPenn Spring Water Company, Inc.
One AquaPenn Drive
Milesburg, PA  16853

                  Re: Registration Statement on Form S-8
                      ----------------------------------

Gentlemen:

                  We have acted as special counsel to AquaPenn Spring Water Company, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of 1,220,960 shares of common stock of the Company, no par value (the "Shares"), issuable under the Company's 1989 Stock Option Plan, 1994 Incentive Option Plan and Sales Representatives Option Plan (each, as amended and collectively, the "Plans").

                  In rendering our opinion, we have reviewed the Plans and such certificates, documents, corporate records and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

                  Based on the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of the Plans, will be legally issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 being filed with respect to the offering of the Shares.

                  This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes


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in facts or any other matters that hereafter might occur or be brought to our attention.

                                                  Very truly yours,


                                                  /s/ Ballard Spahr Andrews &
                                                           Ingersoll,LLP

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